Exhibit 99.3

Aditxt Inc.

Unaudited Pro Forma Consolidated Financial Statements

(In U.S. dollars)

December 31, 2024

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As of December 31, 2024

	Aditxt	Ignite	Pro Forma Adjustments	Notes	Pro Forma Consolidated

ASSETS
CURRENT ASSETS:
Cash	833	-	-	Note 3(a)	833
Restricted cash	-	-	-		-
Accounts receivable, net	43	28	-		71
Inventory	11	84	-		95
Prepaid expenses	3	70	-		73
Investment in Ignite / Aditxt	-	-	-		-
Subscription receivable	1,109	-	-		1,109
Other receivable	-	-	-		-
TOTAL CURRENT ASSETS	1,999	182	-		2,181

Fixed assets, net	1,548	905	-		2,453
Intangible assets, net	6	-	-		6
Deposits	88	-	-		88
Right of use asset - long term	1,226	-	-		1,226
Other assets	-	-	-		-
Goodwill	-	-	35,721	Note 3(b)	35,721
Investment in Evofem	27,277	-	-		27,277
Deposit on acquisition	-	-	-		-
TOTAL ASSETS	32,144	1,087	35,721		68,952

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As of December 31, 2024

	Aditxt	Ignite	Pro Forma Adjustments	Notes	Pro Forma Consolidated

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) CURRENT LIABILITIES:
Accounts payable and accrued expenses	13,212	449	834	Note 3(c)	14,495
Mandatorily Redeemable C-1 Preferred Stock (896 and 1,178 shares)	1,355	-	-		1,355
Stock Payable	2,250	-	-		2,250
Notes payable - related party	115	-	-		115
Notes payable and other short-term debt, net of discount	5,538	-	-		5,538
Financing on fixed assets	148	-	-		148
Deferred rent	106	-	-		106
Intercompany Payable to IMAC	-	1,745	(1,745)	Note 3(d)	-
Lease liability - current	683	-	-		683
TOTAL CURRENT LIABILITIES	23,407	2,193	(911)		24,690

Financing on fixed assets - long term	-	-	-		-
Derivative liability	15	-	-		15
Lease liability - non-current	436	-	-		436
TOTAL LIABILITIES	23,858	2,193	(911)		25,141

MEZZANINE EQUITY
Redeemable Series C-1 Preferred stock, $0.001 par value, 1 shares authorized, 7,195 shares authorized, zero shares issued and outstanding, December 31, 2024	7,195	-	-		7,195
TOTAL MEZZANINE EQUITY

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 3,000,000 shares authorized, no shares issued and outstanding	-	-	-		-
Series A-1 Preferred stock, $0.001 par value, 22,280 shares authorized, 22,071 shares authorized, zero shares issued and outstanding, December 31, 2024	-	-	-		-
Series A-2 Preferred Stock, $0.001 par value; 36,000 shares authorized, zero shares issued and outstanding, December 31, 2024	-	-	-	Note 3(e)	-
Series B Preferred stock, $0.001 par value, 1 shares authorized, zero shares issued and outstanding, December 31, 2024	-	-	-		-
Series B-1 Preferred stock, $0.001 par value, 6,000 shares authorized, 2,689 shares issued and outstanding, December 31, 2024	-	-	-		-
Series B-2 Preferred stock, $0.001 par value, 2,625 shares authorized, 2,625 shares issued and outstanding, December 31, 2024	-	-	-		-
Series C Preferred stock, $0.001 par value, 1 shares authorized, zero shares issued and outstanding, December 31, 2024	-	-	-		-
Series D-1 Preferred stock, $0.001 par value, 1 shares authorized, zero shares issued and outstanding, December 31, 2024	-	-	-		-
Common stock	-	-	-		-
Treasury stock	(202)	-	-		(202)
Additional paid-in capital	169,971	-	36,000	Note 3(e)	205,971
Accumulated other comprehensive income	-	-	-		-
Member’s Deficit	-	(1,106)	1,106	Note 3(f)	-
Accumulated deficit	(168,095)	-	(475)		(168,570)
TOTAL ADITXT, INC. STOCKHOLDERS' EQUITY (DEFICIT)	1,675	(1,106)	36,631		37,200

NON-CONTROLLING INTEREST	(583)	-	-		(583)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,091	(1,106)	36,631		36,616

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	32,144	1,087	35,721		68,952

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Pro Forma Consolidated Statement of Earnings

(Unaudited)

(In thousands of U.S. dollars, except share and earnings per share)

For the twelve months ended December 31, 2024

	Aditxt	Ignite	Pro Forma Adjustments	Notes	Pro Forma Consolidated

REVENUE
Sales	134	72	-		206
Cost of goods sold	627	312	-		939
Gross profit (loss)	(493)	(240)	-		(733)

OPERATING EXPENSES
General and administrative expenses	16,286	2,001	475	Note 3(g)	18,762
Research and development	10,886	-	-		10,886
Sales and marketing	198	-	-		198
Total operating expenses	27,370	2,001	475		29,846

NET LOSS FROM OPERATIONS	(27,864)	(2,241)	(475)		(30,579)

OTHER EXPENSE
Interest expense	(4,189)	-	-		(4,189)
Interest income	1	-	-		1
Other income	-	-	-		-
Amortization of debt discount	(3,175)	-	-		(3,175)
Gain on note exchange agreement	(209)	-	-		(209)
Change in fair value of derivative liability	415	-	-		415
Total other expense	(7,156)	-	-		(7,156)
Net loss before provision for income taxes	(35,020)	(2,241)	(475)		(37,736)

Provision for Income Taxes	-	-	-		-
NET LOSS	(35,020)	(2,241)	(475)		(37,736)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(574)	-	-		(574)
NET LOSS ATTRIBUTABLE TO ADITXT & SUBSIDIARIES	(34,446)	(2,241)	(475)		(37,162)

Deemed Dividends	(5,907)	-	-		(5,907)

NET EARNINGS/(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	(40,353)	(2,241)	(475)		(43,069)

Earnings/(loss) per share: - Continuing Operations
Basic and Diluted	(22,147,415.00)	-	-		(21,534,748.50)

Weighted average number of shares:
Basic and Diluted	2	-	-		2

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

1.	Description of Transaction

Acquisition of Ignite Proteomics LLC by Aditxt

On March 11, 2026, Aditxt, Inc. (“Aditxt” or the “Company”) completed the acquisition of all of the equity interests of Ignite Proteomics LLC (“Ignite”), a Delaware limited liability company and formerly a wholly owned subsidiary of IMAC Holdings, Inc., pursuant to a Securities Purchase Agreement entered into between the Company, the investors listed on the schedule of buyers attached thereto and IMAC Holdings, Inc.

Under the terms of the Securities Purchase Agreement, the Company acquired 100% of the issued and outstanding equity interests of Ignite. In connection with the transaction, the investors transferred their equity interests in Ignite to the Company in exchange for 36,000 shares of the Company’s Series A-2 Convertible Preferred Stock with an aggregate stated value of $36.0 million.

In addition, approximately $0.5 million of cash was directed through the closing funds flow to satisfy certain transaction-related expenses and obligations associated with the acquisition. These amounts included payments for legal and administrative costs, as well as net amounts remitted to IMAC Holdings, Inc., including amounts previously advanced.

These payments were made to settle seller obligations and transaction costs in connection with the acquisition and do not represent pre-existing relationships between Aditxt and Ignite. Accordingly, such amounts have not been reflected as consideration transferred in the preliminary purchase price allocation.

In addition, Aditxt expects to settle certain operating liabilities of Ignite Proteomics LLC following the acquisition, as identified in Schedule 2 to the transaction agreements (approximately $808). Although these liabilities were not legally assumed as part of the acquisition, management determined that the settlement of such obligations represents additional purchase consideration, as Aditxt does not receive a direct economic benefit from the original incurrence of these liabilities. Accordingly, these amounts have been reflected as an increase to goodwill in the preliminary purchase price allocation.

Business Combination

The Company evaluated the acquisition of Ignite Proteomics LLC in accordance with the guidance in ASC 805-10-55 to determine whether the acquired set of activities and assets constitutes a business.

The acquired set includes inputs, such as intellectual property, laboratory equipment, and workforce; processes, including proprietary methodologies and operational protocols; and the ability to generate outputs, including research and development activities and related services.

Based on this evaluation, management concluded that the acquired set represents a business, as it includes a substantive process that, when applied to the inputs, has the ability to contribute to the creation of outputs. Accordingly, the transaction has been accounted for as a business combination under ASC 805.

Continuity of Operations

Following the acquisition, Aditxt has retained and/or transitioned key employees of Ignite Proteomics LLC and continues to operate the acquired business using substantially the same processes and operational infrastructure. This continuity of personnel and operations supports the Company’s conclusion that the acquired set includes a substantive process and will continue to generate output.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

1.	Description of Transaction (continued)

Basis of Preparation

The accompanying unaudited Pro Forma Consolidated Financial Statements of Aditxt have been prepared to give effect to the acquisition of Ignite. The unaudited Pro Forma Consolidated Statement of Financial Position gives effect to the transaction as if it had occurred on December 31, 2024. The unaudited Pro Forma Consolidated Statement of Earnings for the twelve months ended December 31, 2024, gives effect to the transaction as if it had occurred on January 1, 2024.

The unaudited Pro Forma Consolidated Statement of Financial Position combines the historical consolidated statement of financial position of Aditxt as of December 31, 2024, and the historical statement of financial position of Ignite as of December 31, 2024. Certain amounts may not sum due to rounding.

The unaudited Pro Forma Consolidated Financial Statements are based on, and should be read in conjunction with:

●	the audited consolidated financial statements of Aditxt as of and for the year ended December 31, 2024 (“Aditxt’s 2024 Annual Consolidated Financial Statements”) prepared in U.S. dollars in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”);

●	the audited financial statements of Ignite as of and for the year ended December 31, 2024 (“Ignite’s 2024 Financial Statements”) prepared in U.S. dollars in accordance with U.S. GAAP;

●	the audited consolidated financial statements of Aditxt as of and for the year ended December 31, 2025; and

●	the audited financial statements of Ignite as of and for the year ended December 31, 2025.

The audited consolidated financial statements of Aditxt for the years ended December 31, 2025 and 2024 are incorporated herein by reference.

Reclassification of Previously Reported Preferred Stock Information. Certain prior period amounts have been reclassified to conform to the current presentation related to the Company’s Preferred C-1 shares.

The unaudited Pro Forma Consolidated Financial Statements have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or financial performance would have been had the transaction been completed on the dates indicated above, nor does it purport to project the future financial position or operating results of the combined company.

The unaudited Pro Forma Consolidated Financial Statements do not reflect potential cost savings, operating synergies, or revenue enhancements that may be realized from the transaction. The actual financial position and results of operations of Aditxt following the closing of the transaction may vary from the amounts set forth in the unaudited Pro Forma Consolidated Financial Statements, and such variations could be material.

The pro forma adjustments are based upon available information and certain assumptions believed to be reasonable under the circumstances. The purchase price allocation and the corresponding fair value adjustments are provisional and subject to refinement as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. Aditxt will finalize all amounts as it obtains the necessary information to complete the measurement process, which will be no later than one year from the closing date of the acquisition.

Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited Pro Forma Consolidated Financial Statements. Differences between these preliminary estimates

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

1.	Description of Transaction (continued)

and the final acquisition accounting may occur, and such differences could be material to the accompanying unaudited Pro Forma Consolidated Financial Statements and Aditxt’s future financial performance and financial position.

2.	Preliminary Purchase Price Allocation

The purchase consideration for the acquisition consists of (i) 36,000 shares of the Company’s Series A-2 Convertible Preferred Stock and (ii) the estimated impact of approximately $808 of Ignite operating liabilities expected to be settled post-closing, which are treated as additional purchase consideration. In accordance with ASC 805-30-30-1, the consideration transferred in the transaction will be measured at the fair value of the equity interests issued as of the acquisition date.

The stated value of the preferred stock is $36.0 million; however, the Company is in the process of evaluating the fair value of the Series A-2 Convertible Preferred Stock at the acquisition date, which may differ from its stated value. The final determination of fair value will be completed as part of the preliminary purchase price allocation.

The allocation of purchase consideration to the assets acquired and liabilities assumed is preliminary and is based on currently available information and certain assumptions that management believes are reasonable. The Company has not yet obtained an independent valuation of the identifiable intangible assets acquired in the transaction, including technology, intellectual property, and other intangible assets.

Certain intellectual property associated with Ignite Proteomics LLC is held under license or other contractual arrangements. Accordingly, Aditxt acquired rights to use such intellectual property pursuant to the terms of the assignment of the applicable license agreements, rather than outright ownership. The Company is evaluating these arrangements as part of the preliminary purchase price allocation to determine the appropriate accounting treatment.

As a result, the pro forma adjustments presented herein reflect the excess of consideration transferred over the book value of the identifiable net tangible assets acquired as goodwill. The Company intends to engage an independent valuation specialist to determine the fair value of identifiable intangible assets acquired and to finalize the purchase price allocation.

Upon completion of the valuation and related analyses, a portion of the amount currently recorded as goodwill may be reclassified to identifiable intangible assets, which may be subject to amortization. The final allocation of purchase consideration could differ materially from the preliminary allocation presented in these unaudited pro forma consolidated financial statements.

No adjustment has been made to reflect amortization of identifiable intangible assets in the pro forma financial statements because the valuation of such assets, including their fair values and estimated useful lives, has not yet been completed. Accordingly, amortization expense that will be recognized in future periods is not reflected herein and could be material.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

2.	Preliminary Purchase Price Allocation (continued)

	Notes	Ignite
		$'000
Assets acquired
Cash		-
Accounts receivable, net		28
Inventory		84
Prepaid expenses		70
Fixed assets, net		905
Total Assets		1,087

Liabilities Assumed		-

Fair value of identifiable net assets/(liabilities) acquired		1,087

Goodwill arising on acquisition:
Cash consideration		-
Ignite operating liabilities		808
Series A-2 Preferred stock, $0.001 par value, 36,000 shares authorized, 36,000 and zero shares issued and outstanding, respectively		36,000
Consideration paid		36,808

Less: fair value of identifiable net assets/(liabilities) acquired		(1,087)

Goodwill arising from transaction	(a)	35,721

(a)	A preliminary estimate of $35,721 has been allocated to goodwill for the Ignite Transaction. Goodwill is calculated as the excess of the preliminary estimate of the acquisition date fair value of the consideration transferred, over the preliminary estimate of the fair values assigned to the identifiable assets acquired and liabilities assumed. At this time, all amounts related to the Ignite Transaction have been included in goodwill; however, once the purchase price allocation is finalized, some amounts currently included in goodwill will be moved to intangible assets. The preliminary purchase consideration also includes the estimated impact of approximately $808 of Ignite operating liabilities expected to be settled by Aditxt post-closing, which has been reflected as an increase to goodwill.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

3.	Pro Forma Adjustments in Connection with the Transactions

The following notes describe the adjustments reflected in the unaudited pro forma consolidated balance sheet of Aditxt, Inc. as of December 31, 2024, which gives effect to the acquisition of Ignite Proteomics LLC as if the transaction had occurred on January 1, 2024.

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change as additional information becomes available, and the purchase price allocation is finalized.

(a) Cash

Represents the addition of Ignite Proteomics LLC’s cash balance of approximately $7, which rounds to zero in the pro forma financial statements. No additional cash adjustments were recorded in the pro forma presentation.

(b) Goodwill

Represents the preliminary recognition of goodwill of approximately $35,721 resulting from the acquisition of Ignite Proteomics LLC.

Goodwill represents the excess of the preliminary purchase consideration over the identifiable net tangible assets acquired.

The purchase price allocation is preliminary, as the Company has not yet completed a third-party valuation of identifiable intangible assets acquired in the transaction, including potential technology, intellectual property, or other identifiable intangible assets.

The Company has also evaluated the fair value of other assets acquired and liabilities assumed in the transaction. Based on the preliminary assessment, the carrying values of cash, working capital items, and other tangible assets are considered to approximate their respective fair values due to their short-term nature or the nature of the underlying assets.

Accordingly, no material adjustments have been made to the carrying values of these assets and liabilities in the unaudited pro forma consolidated financial statements.

Upon completion of the valuation and related analyses, a portion of the amount currently recorded as goodwill may be reallocated to identifiable intangible assets, which may be subject to amortization.

Goodwill is not amortized but will be tested for impairment at least annually or when indicators of impairment arise.

This includes the estimated impact of Ignite operating liabilities treated as additional purchase consideration.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

3.	Pro Forma Adjustments in Connection with the Transactions (continued)

(c) Accounts Payable and Accrued Expenses

Represents the net adjustment to accounts payable and accrued expenses related to the Ignite Transaction, including:

●	$449 elimination of Ignite historical accounts payable and accrued liabilities that were settled or otherwise resolved in connection with the transaction.

●	$475 increase to record transaction-related costs incurred by Aditxt in connection with the acquisition.

These adjustments result in a net increase of $834 to accounts payable and accrued expenses in the pro forma consolidated balance sheet.

The preliminary purchase consideration also includes the estimated impact of $808 of Ignite operating liabilities expected to be settled by Aditxt post-closing. These amounts have been treated as additional purchase consideration and are reflected as an increase to goodwill.

(d) Intercompany Payable to IMAC Holdings

Represents the elimination of $1,745 of intercompany balances between Ignite and IMAC Holdings, Inc., which are not expected to remain outstanding following the acquisition.

These balances were eliminated as part of the consolidation adjustments associated with the Ignite Transaction.

The intercompany balances between Ignite Proteomics LLC and IMAC Holdings, Inc. were settled or otherwise extinguished prior to or in connection with the closing of the transaction. Accordingly, such balances are not reflected as ongoing obligations of the acquired business and have been eliminated in the unaudited pro forma condensed consolidated financial statements.

(e) Series A-2 Preferred Stock Issuance

Represents the issuance of 36,000 shares of Series A-2 Convertible Preferred Stock by Aditxt in connection with the acquisition of Ignite Proteomics LLC.

The preferred stock is recorded at its stated value of $36,000, which represents the preliminary purchase consideration transferred for the acquisition.

(f) Elimination of Ignite Member’s Equity

Represents the elimination of Ignite’s historical member’s deficit of $1,106 as part of the consolidation of Ignite into Aditxt’s financial statements.

Upon acquisition, Ignite’s historical equity balances are eliminated against the purchase consideration transferred.

(g) Transaction Costs

Represents $475 of acquisition-related transaction costs incurred by Aditxt in connection with the Ignite Transaction.

In accordance with ASC 805-10-25-23, acquisition-related costs are expensed as incurred and are not included as consideration transferred in a business combination. These costs are reflected as an increase to general and administrative expenses in the pro forma consolidated statement of earnings.